Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2025

•	Year-over-year revenue grows 10%, operating profit up 19%, non-GAAP operating profit up 19%

•	Operating cash flow of $539 million

•	Quarterly dividend increases 13% to $0.60 per share

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, July 31, 2025 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended June 30, 2025.

Fourth Quarter 2025 Highlights

All comparisons are to the prior year period

•	Revenue increased by 10% to $1.3 billion; up 9% on a constant currency basis

•	Gross margin improved 230 bps to 60.8%; non-GAAP gross margin improved 230 bps to 61.4%

•	Income from operations increased 19%; non-GAAP income from operations up 19%

•	Operating cash flow of $539 million

•	Diluted earnings per share of $2.58; non-GAAP diluted earnings per share of $2.55

Full Year 2025 Highlights

All comparisons are to the prior year period

•	Revenue increased by 10% to $5.1 billion; up 10% on a constant currency basis

•	Gross margin improved 270 bps to 59.4%; non-GAAP gross margin improved 230 bps to 60.0%

•	Income from operations increased 28%; non-GAAP income from operations up 19%

•	Operating cash flow of $1.8 billion

•	Diluted earnings per share of $9.51; non-GAAP diluted earnings per share of $9.55

“Our strong finish to fiscal year 2025 reflects ongoing momentum across our business, driven by robust global demand for our market-leading sleep and breathing health devices, as well as our expanding digital health ecosystem,” said Resmed’s Chairman and CEO, Mick Farrell.

“In the fourth quarter, we delivered 10% headline revenue growth, 230 basis points in non-GAAP gross margin expansion, and 23% non-GAAP EPS growth. These results are a testament to the value that our best-in-class solutions deliver to our customers, and the unwavering dedication of our global team. Our connected care platform continues to set the standard for digital health innovation, empowering millions of people to take control of their sleep and breathing health with hardware, software and healthcare solutions delivered in their own homes.

RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 2 of 10

As we move into fiscal year 2026, we will continue to invest in innovation, scale our digital health capabilities, and partner with patients, providers, payers, and policymakers to ensure more people around the world have access to the care they need to sleep better, breathe better, and live longer and healthier lives.”

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2025	June 30, 2024	% Change	Constant Currency (A)
Revenue	$1,348.0	$1,223.2	10%	9%
Gross margin	60.8%	58.5%	4
Non-GAAP gross margin (B)	61.4%	59.1%	4
Selling, general, and administrative expenses	265.1	242.2	9	8
Research and development expenses	86.4	80.9	7	7
Income from operations	454.5	381.2	19
Non-GAAP income from operations (B)	476.4	400.5	19
Net income	379.7	292.2	30
Non-GAAP net income (B)	374.5	306.3	22
Diluted earnings per share	$2.58	$1.98	30
Non-GAAP diluted earnings per share (B)	$2.55	$2.08	23

	Twelve Months Ended
	June 30, 2025	June 30, 2024	% Change	Constant Currency (A)
Revenue	$5,146.3	$4,685.3	10%	10%
Gross margin	59.4%	56.7%	5
Non-GAAP gross margin (B)	60.0%	57.7%	4
Selling, general, and administrative expenses	991.0	917.1	8	8
Research and development expenses	331.3	307.5	8	8
Income from operations	1,685.4	1,319.9	28
Non-GAAP income from operations (B)	1,763.3	1,478.4	19
Net income	1,400.7	1,021.0	37
Non-GAAP net income (B)	1,406.8	1,139.3	23
Diluted earnings per share	$9.51	$6.92	37
Non-GAAP diluted earnings per share (B)	$9.55	$7.72	24

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 3 of 10

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 9 percent on a constant currency basis, driven by increased demand for our sleep devices and masks portfolio, as well as solid growth across our Residential Care Software business.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 9 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 9 percent on a constant currency basis.

•	Residential Care Software revenue increased by 9 percent on a constant currency basis, reflecting continued organic growth in our Residential Care Software portfolio.

•

Gross margin increased by 230 basis points mainly due to procurement, manufacturing and logistics efficiencies as well as favorable foreign currency movements. Non-GAAP gross margin increased by 230 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 8 percent on a constant currency basis. The increase in SG&A expenses was mainly due to increases in employee-related costs and marketing expenses, including investments associated with our recent global brand launch along with demand generation activities. SG&A expenses improved to 19.7 percent of revenue in the quarter, compared with 19.8 percent in the same period of the prior year.

•	Income from operations increased by 19 percent and non-GAAP income from operations increased by 19 percent.

•

Net income for the quarter was $380 million and diluted earnings per share was $2.58. Non-GAAP net income increased by 22 percent to $375 million, and non-GAAP diluted earnings per share increased by 23 percent to $2.55, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $539 million, compared to net income in the current quarter of $380 million and non-GAAP net income of $375 million.

•	During the quarter, we paid $78 million in dividends to shareholders and repurchased 419,000 shares for consideration of $100 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Announced our acquisition of VirtuOx, a leading independent diagnostic testing facility (IDTF) for sleep, respiratory, and cardiac conditions. With VirtuOx’s at-home diagnostic services, we will be better positioned to support patients earlier in their journey and help healthcare providers and homecare companies deliver care in a simpler, more connected way.

•

Named the Official Sleep Partner of the Qatar Airways British and Irish Lions Tour to Australia and launched ‘Tackle Your Sleep,’ a digital and content focused campaign featuring legendary rugby players.

•

Showcased our research at the SLEEP 2025 conference, reinforcing our leadership in sleep science and innovation. Focus areas included presentations on PAP therapy adherence and healthcare utilization, gender disparities in OSA diagnosis, patient-reported outcomes and quality of life, and the use of AI to better understand the provider’s role in therapy engagement.

RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 4 of 10

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.60 per share. The dividend will have a record date of August 14, 2025, payable on September 18, 2025. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 13, 2025, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from August 13, 2025, through August 14, 2025, inclusive.

Webcast details

Resmed will discuss its fourth quarter fiscal year 2025 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2025 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13754703. The telephone replay will be available until August 14, 2025.

About Resmed

At Resmed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net revenue	$1,347,993	$1,223,195	$5,146,327	$4,685,297
Cost of sales	520,068	499,681	2,060,753	1,982,769
Amortization of acquired intangibles (1)	9,367	7,987	32,116	32,963
Masks with magnets field safety notification expenses (1)	(1,512)	—	(1,512)	6,351
Astral field safety notification expenses (1)	—	—	—	7,911

Total cost of sales	$527,923	$507,668	$2,091,357	$2,029,994

Gross profit	$820,070	$715,527	$3,054,970	$2,655,303
Selling, general, and administrative	265,125	242,187	991,019	917,136
Research and development	86,443	80,861	331,284	307,525
Amortization of acquired intangibles (1)	11,928	11,262	45,273	46,521
Restructuring expenses (1)	—	—	—	64,228
Acquisition related expenses (1)	2,031	—	2,031	—

Total operating expenses	$365,527	$334,310	$1,369,607	$1,335,410

Income from operations	$454,543	$381,217	$1,685,363	$1,319,893
Other income (expenses), net:
Interest (expense) income, net	$5,757	$(5,920)	$4,114	$(45,708)
Gain (loss) attributable to equity method investments	1,269	868	3,644	(1,848)
Gain (loss) on equity investments	(2,533)	(15,473)	(10,299)	(4,045)
Other, net	(983)	(2,960)	(5,256)	(3,494)

Total other income (expenses), net	3,510	(23,485)	(7,797)	(55,095)

Income before income taxes	$458,053	$357,732	$1,677,566	$1,264,798
Income taxes	78,348	65,495	276,843	243,847

Net income	$379,705	$292,237	$1,400,723	$1,020,951

Basic earnings per share	$2.59	$1.99	$9.55	$6.94
Diluted earnings per share	$2.58	$1.98	$9.51	$6.92
Non-GAAP diluted earnings per share (1)	$2.55	$2.08	$9.55	$7.72
Basic shares outstanding	146,472	146,915	146,716	147,021
Diluted shares outstanding	147,037	147,533	147,340	147,550

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$1,209,450	$238,361
Accounts receivable, net	939,492	837,275
Inventories	927,711	822,250
Prepayments and other current assets	428,952	459,833

Total current assets	$3,505,605	$2,357,719
Non-current assets:
Property, plant, and equipment, net	$550,790	$548,025
Operating lease right-of-use assets	167,497	151,121
Goodwill and other intangibles, net	3,511,541	3,327,959
Deferred income taxes and other non-current assets	438,958	487,570

Total non-current assets	$4,668,786	$4,514,675

Total assets	$8,174,391	$6,872,394

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$278,157	$237,728
Accrued expenses	402,253	377,678
Operating lease liabilities, current	30,506	25,278
Deferred revenue	166,030	152,554
Income taxes payable	132,274	107,517
Short-term debt	9,900	9,900

Total current liabilities	$1,019,120	$910,655
Non-current liabilities:
Deferred revenue	$156,803	$137,343
Deferred income taxes	77,682	79,339
Operating lease liabilities, non-current	153,015	141,444
Other long-term liabilities	141,520	42,257
Long-term debt	658,392	697,313

Total non-current liabilities	$1,187,412	$1,097,696

Total liabilities	$2,206,532	$2,008,351

Stockholders’ equity
Common stock	$761	$588
Additional paid-in capital	2,033,599	1,896,604
Retained earnings	6,081,490	4,991,647
Treasury stock	(2,073,292)	(1,773,267)
Accumulated other comprehensive income	(74,699)	(251,529)

Total stockholders’ equity	$5,967,859	$4,864,043

Total liabilities and stockholders’ equity	$8,174,391	$6,872,394

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$379,705	$292,237	$1,400,723	$1,020,951
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	63,628	43,677	198,473	176,870
Amortization of right-of-use assets	10,660	11,077	37,338	39,339
Stock-based compensation costs	24,751	21,392	91,661	80,184
(Gain) loss attributable to equity method investments, net of dividends received	(1,269)	(868)	(3,644)	1,848
(Gain) loss on equity investments	2,533	15,473	10,299	4,045
Non-cash restructuring expenses	—	—	—	33,239
Changes in operating assets and liabilities:
Accounts receivable, net	(5,215)	(57,523)	(76,684)	(134,278)
Inventories, net	(32,133)	8,910	(80,165)	172,203
Prepaid expenses, net deferred income taxes and other current assets	47,017	(16,237)	82,629	(115,213)
Accounts payable, accrued expenses, income taxes payable and other	49,089	121,975	90,958	122,072

Net cash provided by (used in) operating activities	$538,766	$440,113	$1,751,588	$1,401,260
Cash flows from investing activities:
Purchases of property, plant, and equipment	(30,585)	(24,881)	(89,865)	(99,460)
Patent registration and acquisition costs	(3,193)	(1,442)	(10,777)	(15,396)
Business acquisitions, net of cash acquired	(138,578)	(19,697)	(139,248)	(133,464)
Purchases of investments	(2,013)	(3,073)	(6,416)	(12,765)
Proceeds from exits of investments	250	750	4,628	1,000
Proceeds (payments) on maturity of foreign currency contracts	40,406	1,833	41,633	(9,699)

Net cash provided by (used in) investing activities	$(133,713)	$(46,510)	$(200,045)	$(269,784)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	30,156	27,696	74,439	53,094
Purchases of treasury stock	(100,008)	(50,004)	(300,025)	(150,011)
Taxes paid related to net share settlement of equity awards	(590)	(421)	(18,077)	(8,757)
Payments of business combination contingent consideration	—	—	(855)	(1,293)
Acquisition of consolidated subsidiary	(10,855)	—	(10,855)	—
Proceeds from borrowings, net of borrowing costs	—	—	—	105,000
Repayment of borrowings	(5,000)	(300,000)	(40,000)	(835,000)
Dividends paid	(77,590)	(70,553)	(310,880)	(282,320)

Net cash provided by (used in) financing activities	$(163,887)	$(393,282)	$(606,253)	$(1,119,287)

Effect of exchange rate changes on cash	$35,573	$130	$25,799	$(1,719)

Net increase (decrease) in cash and cash equivalents	276,739	451	971,089	10,470
Cash and cash equivalents at beginning of period	932,711	237,910	238,361	227,891

Cash and cash equivalents at end of period	$1,209,450	$238,361	$1,209,450	$238,361

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$1,347,993	$1,223,195	$5,146,327	$4,685,297
GAAP cost of sales	$527,923	$507,668	$2,091,357	$2,029,994
Less: Amortization of acquired intangibles (A)	(9,367)	(7,987)	(32,116)	(32,963)
Less: Masks with magnets field safety notification expenses (A)	1,512	—	1,512	(6,351)
Less: Astral field safety notification expenses (A)	—	—	—	(7,911)

Non-GAAP cost of sales	$520,068	$499,681	$2,060,753	$1,982,769
GAAP gross profit	$820,070	$715,527	$3,054,970	$2,655,303
GAAP gross margin	60.8%	58.5%	59.4%	56.7%
Non-GAAP gross profit	$827,925	$723,514	$3,085,574	$2,702,528
Non-GAAP gross margin	61.4%	59.1%	60.0%	57.7%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP income from operations	$454,543	$381,217	$1,685,363	$1,319,893
Amortization of acquired intangibles—cost of sales (A)	9,367	7,987	32,116	32,963
Amortization of acquired intangibles—operating expenses (A)	11,928	11,262	45,273	46,521
Restructuring (A)	—	—	—	64,228
Masks with magnets field safety notification expenses (A)	(1,512)	—	(1,512)	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	2,031	—	2,031	483

Non-GAAP income from operations	$476,357	$400,466	$1,763,271	$1,478,350

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP net income	$379,705	$292,237	$1,400,723	$1,020,951
Amortization of acquired intangibles—cost of sales (A)	9,367	7,987	32,116	32,963
Amortization of acquired intangibles—operating expenses (A)	11,928	11,262	45,273	46,521
Restructuring expenses (A)	—	—	—	64,228
Masks with magnets field safety notification expenses (A)	(1,512)	—	(1,512)	6,351
Astral field safety notification expenses (A)	—	—	—	7,911
Acquisition-related expenses (A)	2,031	—	2,031	483
Tax benefit from business cessation	(21,430)	—	(21,430)	—
Income tax effect of interest and penalties on income tax refunds (A)	—	—	(29,976)	—
Income tax effect on non-GAAP adjustments (A)	(5,544)	(5,145)	(20,448)	(40,114)

Non-GAAP net income (A)	$374,545	$306,341	$1,406,777	$1,139,294

GAAP diluted shares outstanding	147,037	147,533	147,340	147,550
GAAP diluted earnings per share	$2.58	$1.98	$9.51	$6.92
Non-GAAP diluted earnings per share (A)	$2.55	$2.08	$9.55	$7.72

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition related expenses, and associated tax effects, in addition to tax benefits from business cessation, and the tax effect of interest and penalties on tax refunds from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2025 Earnings Press Release – July 31, 2025	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2025	(A)	June 30, 2024	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$432.8		$406.2		7%
Masks and other	359.2		321.2		12

Total U.S., Canada and Latin America	$791.9		$727.4		9
Combined Europe, Asia, and other markets
Devices	$261.1		$228.8		14%	10%
Masks and other	127.9		115.0		11	7

Total Combined Europe, Asia and other markets	$389.0		$343.9		13	9
Global revenue
Total Devices	$693.9		$635.1		9%	8%
Total Masks and other	487.1		436.2		12	11

Total Sleep and Breathing Health	$1,181.0		$1,071.3		10	9
Residential Care Software	167.0		151.9		10	9

Total	$1,348.0		$1,223.2		10	9

	Twelve Months Ended
	June 30, 2025	(A)	June 30, 2024	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,654.4		$1,522.8		9%
Masks and other	1,343.1		1,199.8		12

Total U.S., Canada and Latin America	$2,997.5		$2,722.6		10
Combined Europe, Asia, and other markets
Devices	$1,010.8		$921.3		10%	9%
Masks and other	496.6		457.4		9	8

Total Combined Europe, Asia and other markets	$1,507.4		$1,378.6		9	9
Global revenue
Total Devices	$2,665.2		$2,444.0		9%	9%
Total Masks and other	1,839.7		1,657.2		11	11

Total Sleep and Breathing Health	$4,504.9		$4,101.2		10	10
Residential Care Software	641.4		584.1		10	10

Total	$5,146.3		$4,685.3		10	10

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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